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                                                                  EXHIBIT 3 (i)

                          CERTIFICATE OF INCORPORATION
                                       OF
                           HANMI FINANCIAL CORPORATION

                                    ARTICLE I

         The name of the Corporation is Hanmi Financial Corporation

                                   ARTICLE II

         The registered office of the Corporation in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle 19805. The name of the registered agent of the Corporation at that address is Corporation Service Company.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The Corporation is authorized to issue two classes of stock, designated, respectively, Common Stock and Preferred Stock. The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is sixty million (60,000,000) shares, of which fifty million (50,000,000) shares shall be Common Stock, par value $.001 per share, and ten million (10,000,000) of which shall be Preferred Stock, par value $.001 per share, issuable in one or more series.

         The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix by resolution or resolutions the voting rights, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof of any wholly unissued shares of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series, but not below the number of shares thereof then outstanding.

                                    ARTICLE V

         Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, if there be one, or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether

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or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), or by the President of the Corporation.

                                   ARTICLE VI

         All the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors. In furtherance and not in limitation of such powers, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws made by the Board of Directors; provided, however, that bylaws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except by the vote of the holders of not less than sixty six and two-thirds percent (66.67%) of the combined voting power of all of the then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

                                   ARTICLE VII

         SECTION 1. Except as may be otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, the exact number of directors of the Corporation shall be fixed by or in the manner provided in the bylaws of the Corporation and such number may from time to time be increased or decreased in accordance with the provisions thereof, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds (2/3) of the directors then in office shall concur in said action, subject to the rights of holders of any series of Preferred Stock or any other securities of the Corporation then outstanding. Vacancies in the Board of Directors, however caused, and newly created directorships shall be filled by a vote of two-thirds (2/3) of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation.

         SECTION 2. Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, any director of the Corporation, other than those who may be elected pursuant to the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the bylaws. The terms of the initial directors shall be determined by the Board of Directors, with one class designated as elected for a one year term, the second class designated as elected for a two year term and the third class designated as elected for a three year term. At the annual meeting of stockholders of the Corporation

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in the year following the organizational meeting and at each subsequent annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

                  Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The Board of Directors shall designate, by the name of the incumbent(s) and the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

         SECTION 3. Whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article VII. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

         SECTION 4. Directors of the Corporation may be removed from office with cause only by the affirmative vote of the holders of sixty six and two-thirds percent (66.67%) of the combined voting power of all of the then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

                                  ARTICLE VIII

         The Board of Directors of the Corporation, when evaluating any offer to
(a) make a tender or exchange offer for any equity security of the Corporation,
(b) merge or consolidate the Corporation with another corporation or entity, or
(c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer: on the Corporation's present and future customers and employees and those of its subsidiaries; on the communities in which the Corporation and its subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objectives as a financial institution holding company; and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

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                                   ARTICLE IX

                  SECTION 1. Subject to the provisions of Section 2 of this
Article IX, in addition to any vote required by law or by this Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, a Business Combination (as defined in paragraph (b) of Section 3 of this Article
IX) shall be approved by the affirmative vote of the holders of not less than:

                           (a) 66-2/3% of the voting power of all outstanding
shares of Voting Stock, regardless of class and voting together as a single voting class; and

                           (b) a majority of the voting power of all outstanding
shares of Voting Stock, other than shares held by (i) an Interested Stockholder which is (or the Affiliate or Associate of which is) a party to such Business Combination or (ii) an Affiliate or Associate of such Interested Stockholder, regardless of class and voting together as a single voting class.

                  The affirmative votes referred to in paragraphs (a) and (b) of this Section 1 shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or proportion may be specified, by law, or by this Certificate of Incorporation or by the term of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock or in any agreement between the Corporation and any other person, including a national securities exchange, or otherwise.

                  SECTION 2. Notwithstanding the provisions of Section 1 of this
Article IX, a Business Combination may be approved if all of the conditions specified in either of the following paragraphs (a) or (b) have been satisfied:

                           (a) both of the following conditions specified in
clauses (i) and (ii) of this paragraph (a) have been satisfied:

                                    (i) there are one or more Disinterested
Directors and a majority of such Disinterested Directors shall have approved such Business Combination; and

                                    (ii) such Business Combination shall have
been approved by the affirmative vote of the Corporation's stockholders required by law, if any, when such vote is so required; or

                           (b) all of the following conditions specified in
clauses (i) through (vii) of this paragraph (b) have been satisfied:

                                    (i) such Business Combination shall have
been approved by the affirmative vote of holders of a majority of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single voting class:

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                                    (ii) the aggregate amount of (A) the cash
and (B) the Fair Market Value (as defined in paragraph (i) of Section 3 of this Article IX), as of the date of the consummation of the Business Combination (the "Consummation Date"), of consideration other than cash received or to be received, per share, by holders of shares of Common Stock in such Business Combination, shall be at least equal to the greatest per share amount determined under the following alternatives:

                                             (1) the highest per share price
(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or agreed to be paid by or on behalf of the Interested Stockholder or any Affiliate or Associate of such Interested Stockholder which is (or the Affiliate or Associate of which is) a party to such Business Combination for any shares of Common Stock in connection with the acquisition by such Interested Stockholder or any such Affiliate or Associate of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to and including the date of the final public announcement of the terms of the proposed Business Combination (the "Announcement Date"), or (y) in the transaction in which such Interested Stockholder became an interested Stockholder, whichever is higher; and

                                             (2) the Fair Market Value per share
of Common Stock (x) on the Announcement Date, or (y) on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher;

                                    (iii) the aggregate amount of (A) the cash
and (B) the Fair Market Value, as of the Consummation Date, of consideration other than cash received or to be received, per share, by holders of shares of any class or series of outstanding Voting Stock, other than Common Stock in such Business Combination, shall be at least equal to the highest amount determined under clauses (1), (2), and (3) below (it being intended that the requirements of this clause (iii) shall be required to be met with respect to every class or series of outstanding Voting Stock other than Common Stock, whether or not such Interested Stockholder (or such Affiliate or Associate) has previously acquired any shares of a particular class or series of Voting Stock);

                                             (1) the highest per share price
(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or agreed to be paid by or on behalf of the Interested Stockholder or any Affiliate or Associate of such Interested Stockholder which is (or the Affiliate or Associate of which is) a party to such Business Combination for any shares of such class or series of Voting Stock in connection with the acquisition by such Interested Stockholder or any such Affiliated or Associate of beneficial ownership of shares of such class or series of Voting Stock (x) within the two-year period immediately prior to the Announcement Date, or (y) in the transaction in which such Interested Stockholder became an Interested Stockholder, whichever is higher;

                                             (2) (if applicable) the highest
preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event; and

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                                             (3) the Fair Market Value per share
of such class or series of Voting Stock (x) on the Announcement Date, or (y) on the Determination Date, whichever is higher;

                                    (iv) the consideration to be received by the
holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder (or any Affiliate or Associate of such Interested Stockholder) has previously paid (or agreed to pay) for shares of such class or series of Voting Stock. If the Interested Stockholder and/or his Affiliates or Associates paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received by holders of shares of such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by such Interested Stockholder and his Affiliates and Associates. The price determined in accordance with clauses (ii) and (iii) of this paragraph (b) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event;

                                    (v) after the Determination Date and prior
to the consummation of such Business Combination, neither such Interested Stockholder nor any of its Affiliates or Associates shall have become the beneficial owner of any additional shares of Voting Stock, except (A) as part of the transaction which resulted in such Interested Stockholder becoming an Interested Stockholder, (B) upon the exercise of options or warrants granted prior to, or the conversion of convertible securities acquired prior to, the Determination Date, (C) pursuant to any employee benefit plan, including without limitation a stock plan, maintained by the Corporation or any Subsidiary, regardless of the date of acquisition of such beneficial ownership, or (D) as a result of a stock split or a pro rata stock dividend;

                                    (vi) after the Determination Date and prior
to the consummation of such Business Combination, neither such Interested Stockholder nor any of its Affiliates or Associates shall have received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation (other than any of the foregoing provided under an employee benefit plan of the Corporation or any subsidiary, including without limitation stock option plans), whether in anticipation of or in connection with such Business Combination or otherwise; and

                                    (vii) a proxy or information statement
describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules and/or regulations) shall be mailed to stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such act, rules and/or regulations or such subsequent provisions).

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                  SECTION 3. For purposes of this Certificate of Incorporation, the following definitions shall apply:

                           (a) "Disinterested Director" means, with respect to
any Business Combination with, or proposed by or on behalf of, an Interested Stockholder (or his Affiliate or Associate) and with respect to any proposal by or on behalf of an Interested Stockholder (or his Affiliate or Associate) to amend or repeal any provision of this Certificate of Incorporation, the amendment or repeal of which is governed by Article XII hereof, any member of the Board of Directors of the Corporation who is not such Interested Stockholder or an Affiliate or Associate of such Interested Stockholder and who was a member of the Board of Directors of this Corporation prior to the time that the Interested Stockholder became an Interested Stockholder. The term "Disinterested Director" includes a successor to any such director if the successor is neither the Interested Stockholder nor an Affiliate or Associate of the Interested Stockholder and was recommended or elected to succeed the Disinterested Director on the Board by a majority of Disinterested Directors then on the Board. In connection with any vote, action or approval by the Board of Directors not involving a Business Combination with, or proposal by or on behalf of, an Interested Stockholder (or his Affiliate or Associate) the term "Disinterested Director" means any member of the Board of Directors then in office.

                           (b) "Business Combination" means:

                                    (i) any merger or consolidation of the
Corporation or any Subsidiary (as defined in paragraph (h) of this Section 3) with or into (A) any Interested Stockholder or (B) any other corporation (whether or not itself an Interested Stockholder) which immediately before is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder, or any merger or consolidation of (A) any Interested Stockholder or (B) any such other Corporation (whether or not itself an Interested Stockholder) which immediately before is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder with and into the Corporation or any Subsidiary.

                                    (ii) any sale, lease, exchange, mortgage,
pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Stockholder, Affiliate and/or any Associate of any Interested Stockholder of any assets of the Corporation or any Subsidiary, where such assets have an aggregate Fair Market Value of $1,000,000 or more;

                                    (iii) the issuance or transfer by the
Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary, to a person which, immediately prior to such issuance or transfer, is an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, where such equity securities have an aggregate Fair Market Value of $1,000,000 or more;

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                                    (iv) the adoption of any plan or proposal
for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

                                    (v) any reclassification of securities
(including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder), which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or by any Affiliate or Associate of any Interested Stockholder; or

                                    (vi) any agreement, contract or other
arrangement providing for any of the transactions described in clauses (i) through (v) of this paragraph (b).

                           (c) A "person" means an individual, firm,
partnership, trust, corporation, limited liability company or other entity.

                           (d) "Interested Stockholder" means, as of any given
date, any person who or which:

                                    (i) is the beneficial owner (as defined in
paragraph (e) of this Section 3), directly or indirectly, of 10% or more of the voting power of (A) all outstanding shares of Voting Stock or (B) all outstanding shares of the capital stock of a Subsidiary having general voting power ("Subsidiary Stock");

                                    (ii) is an Affiliate of the Corporation and
at any time within the two-year period immediately prior to such date was the beneficial owner, directly or indirectly, of 10% or more of the voting power of all outstanding shares of Voting Stock or all outstanding shares of Subsidiary Stock; or

                                    (iii) is an assignee of or has otherwise
succeeded to any shares of Voting Stock or Subsidiary Stock which were, at any time within the two-year period immediately prior to such date, beneficially owned by any person who at such time was an Interested Stockholder, unless such assignment or succession shall have occurred in the course of a transaction or series of transactions involving the purchase of shares in a public offering within the meaning of the Securities Act of 1933, as amended, or open market purchases of shares, if in either case the price and other terms of sale are not negotiated by the purchaser and seller of such shares; provided, however, that the term "Interested Stockholder" shall not include (A) the Corporation or any Subsidiary or (B) any employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.

                           (e) A person is the "beneficial owner" of any shares
of capital stock:

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                                    (i) which such person or any of its
Affiliates or Associates beneficially owns, directly or indirectly;

                                    (ii) which such person or any of its
Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

                                    (iii) which are beneficially owned, directly
or indirectly, by any other person with which such first-mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation or a Subsidiary, as the case may be.

                           (f) "Voting Stock" means the capital stock of the
Corporation entitled to be voted generally in the election of directors. For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph (d) of this Section 3, the number of shares of Voting Stock or Subsidiary Stock, as the case may be, deemed to be outstanding shall include shares deemed owned by a beneficial owner through application of paragraph (e) of this Section 3, but shall not include any other shares of Voting Stock or Subsidiary Stock, as the case may be, which are not then outstanding but which may be issuable to any person pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                           (g) A person shall be deemed to be an "Affiliate" of
a specified person, if such person directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such specified person. A person shall be deemed to be an "Associate" of a specified person, if such person is (a) a corporation or organization (other than the Corporation or any Subsidiary) of which such specified person is an officer or partner or of which such specified person is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (b) a trust or other estate (other than any pension, profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary) in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, or (c) a relative or spouse of such specified person, or a relative of such spouse, who has the same home as such specified person.

                           (h) "Subsidiary" means any corporation of which a
majority of any class of equity security (as defined by the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, is owned, directly or indirectly, by the Corporation.

                           (i) "Fair Market Value" means, (i) in the case of
stock, (A) the average of the last reported sale price per share of the Common Stock on the NASDAQ National Market, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, for ten (10) consecutive Trading Days (as defined below) preceding the date of such computation, or (B) if not quoted as described in clause (A), the mean between the high bid and

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low asked quotations for the Common Stock as reported by the National Quotation
Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least fifteen of the thirty preceding Trading Days, or (C) if the Common Stock is listed or admitted for trading on any national securities exchange, the last reported sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed, or (D) if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors (or if there are no Disinterested Directors, then by a majority of the Board of Directors), and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors (or if there are no Disinterested Directors, then by a majority of the Board of Directors). As used herein, the term "Trading Days" means (x) if the Common Stock is quoted on the NASDAQ National Market or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (y) if not quoted as described in clause (x), days on which quotations are reported by the National Quotation Bureau Incorporated, or
(z) if the Common Stock is listed or admitted for trading or any national securities exchange, days on which such national securities exchange is open for business.

                           (j) In the event of any Business Combination in which
the Corporation survives, the phrase "consideration other than cash received or to be received" as used in clauses (ii) and (iii) of paragraph (b) of Section 2 of this Article IX shall include the shares of Common Stock and/or the shares of any other class of Voting Stock retained by the holder of such shares.

                  SECTION 4. A majority of the Disinterested Directors shall have the power and duty to determine, for purposes of this Article IX on the basis of information known to them: (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock or Subsidiary Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) whether a person has an agreement, arrangement or understanding with another person as, to the matters referred to in clause
(vi) of paragraph (b), or clause (ii) or (iii) of paragraph (e), of Section 3 of this Article IX, (e) whether any particular assets of the Corporation and/or any Subsidiary have an aggregate Fair Market Value of $1,000,000 or more, or (f) whether the consideration received for the issuance or transfer of securities by the Corporation and/or any Subsidiary has an aggregate Fair Market Value of $1,000,000 or more. In furtherance and not in limitation of the preceding powers and duties set forth in this Section 4, a majority of the Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of this Article IX.

                  SECTION 5. Nothing contained in this Article IX shall be construed to relieve any Interested Stockholder or any Affiliate or Associate thereof from any fiduciary obligation imposed by law.

                  SECTION 6. The fact that any action or transaction complies with the provisions of this Article IX shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors or any member thereof to approve such action or transaction or

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recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such action or transactions.

                  SECTION 7. To the maximum extent permissible under Section 262 of the General Corporation Law of the State of Delaware, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, notwithstanding any exception otherwise provided therein, with respect to any Business Combination involving the Corporation and any Interested Stockholder (or any Affiliate or Associate of any Interested Stockholder), which requires, the affirmative vote specified in paragraph (a) of Section 1 of
Article IX hereof.

                                    ARTICLE X

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, the Corporation shall indemnify and advance indemnification expenses on behalf of all directors and officers of the Corporation. The Corporation shall indemnify such other persons as may be required by statute or by the bylaws of the Corporation.

                                   ARTICLE XI

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of his\her fiduciary duty as a director. No amendment to or repeal of this Article XI shall apply to or have any effect on the liability or alleged liability of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE XII

         The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein or by statute, and all rights and powers conferred herein are subject to this reserved power, provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Corporation, if any, but notwithstanding anything else contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty six and two-thirds percent (66.67%) of the Voting Stock (as defined in Article IX) voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with this
Article XII or Articles V, VI, VII, VIII, IX, X, XI, or XIII of this Certificate of Incorporation or to add an article or provision imposing cumulative voting in the election of directors or to reduce the number of authorized shares of Common Stock and Preferred Stock pursuant to Article IV.

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

                                  ARTICLE XIII

         The Corporation elects the provisions of Section 203 of the Delaware General Corporation Code.

                                   ARTICLE XIV

         The Corporation is to have perpetual existence.

                                   ARTICLE XV

         Election of directors of the Corporation need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

                                   ARTICLE XVI

         The Board of Directors shall have the power to hold its meetings within or outside the State of Delaware at such place as from time to time may be designated by the bylaws of the Corporation or by resolution of the Board of Directors.

                                  ARTICLE XVII

         The name and mailing address of the incorporator is as follows:

         NAME                                         MAILING ADDRESS
         ----------------------                 -------------------------------
         David Kim                                    3660 Wilshire Boulevard
                                                      Los Angeles, CA 90010

         I, the undersigned, being the incorporator, for the purpose of the forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify the facts herein stated are true, and accordingly, have hereto set my hand this 13th day of March, 2000.


                                           -------------------------------
                                           David Kim, Incorporator


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